Exhibit No. 99.1

EFactor Group Corp. Acquires RocketHub Inc.

Leading Crowdfunding Platform Will Enable EFactor to Educate Entrepreneurs on Funding Approaches

Synergies Between EFactor.com, ELEQT, and the RocketHub Platform Expected to Solidify EFactor’s Funding Division

NEW YORK, NY – April 16, 2015 – EFactor Group Corp. (OTCQB: EFCT) (“EFactor” or “the Company"), the owner of a group of entrepreneur-focused service companies and EFactor.com, a social network providing content and resources for entrepreneurs worldwide, today announced the acquisition of RocketHub Inc., a New York City based international funding platform (“RocketHub”). EFactor’s acquisition of RocketHub is expected to solidify the Company’s funding division to provide education on funding approaches, including funding opportunities to its entrepreneur members on EFactor.com.

RocketHub launched in January 2010, and is considered one of America’s largest crowdfunding platforms. RocketHub’s current management team includes Brian Meece, CEO, Jed Cohen, COO, and Alon Hillel-Tuch, acting as both CTO and CFO.  While RocketHub is based in New York City, it operates in over 190 different countries and regions. RocketHub was selected by Bill Clinton and Bill Gates as part of their guest-edited “Ways to Change the World” edition of Wired Magazine.

In 2013, RocketHub teamed up with A&E Networks, making it the first crowdfunding platform to partner with a major television network. The multi-platform initiative, “A&E Project Startup”, is focused on supporting entrepreneurs on-air, online and through live events.

RocketHub was also recently selected by the U.S. Department of State as one of 12 top global partners in its 2015 State of Global Partnerships Report.

“Our acquisition of RocketHub is the launching point of our ability to service entrepreneurs with needed content, education and financing options such as crowdfunding all of which are offered by RocketHub,” began Adriaan Reinders, CEO of EFactor. “We researched various crowdfunding companies with whom to partner, revenue share or acquire in the past year and RocketHub has distinguished itself through its level of creativity, reach, connections with major media and TV companies such as A&E, and a clear and recognizable entrepreneurial spirit. We look forward to many years of cooperation ahead between us for the benefit of EFactor.com members,” Reinders concluded.

Exhibit No. 99.1

“RocketHub is excited to join the EFactor family and expand opportunities for its entrepreneurs across the globe,” said Brian Meece, CEO of RocketHub. “The EFactor network, ELEQT community, and RocketHub platform overlap in powerful ways providing for a dynamic and impactful fundraising division.”

The acquisition was structured as a merger of a newly formed subsidiary of EFactor with and into RocketHub, where RocketHub survived the merger as a wholly-owned subsidiary of EFactor. In the merger acquisition, RocketHub’s shareholders collectively received 21,428,571 shares of common stock, par value $0.001, of EFactor, at a purchase price of $0.70 per share, for an aggregate purchase price of $15 million. Additionally, outstanding convertible promissory notes of RocketHub in the aggregate principal amount of $255,000 (the “Convertible Notes”) remain outstanding after the merger, but will be convertible into shares of EFactor’s common stock. Convertible Notes with an aggregate principal amount of $95,000 mature on April 27, 2015 and have a conversion price of $1.1751 per share (subject to customary adjustments).   However, in connection with the merger, the holders of Convertible Notes with an aggregate principal amount of $160,000 agreed to extend the maturity of their Convertible Notes for a period of approximately four months in exchange for a reduced conversion price of $0.70 per share (subject to customary adjustments).

About RocketHub

RocketHub is an international funding platform that has helped thousands of entrepreneurs raise millions of dollars. Part of RocketHub’s mission is to educate the public on the power of the crowdfunding model. As a result, the founders have lectured on crowdfunding at top universities and conferences around the globe, and have even testified in U.S. Congress on the power of online fundraising.

About EFactor Group Corp.

EFactor Group Corp. (OTCQB: EFCT) specifically aims at helping entrepreneurs build a better business. The EFactor network applies its proprietary selection and matching algorithm to offer specific content and resources designed to help Entrepreneurs grow their businesses. The EFactor network of over 1.5 million like-minded Entrepreneurs is there to congratulate your every win, and to coach and inspire you whenever you feel frustrated by setbacks. You can count on us to connect you with the right people for your company and offer the tools, talent and resources that will help you succeed.

EFactor.com has over 1.5 million members in 26 territories and 196 countries across 240 industries. It is incorporated in Nevada and headquartered in New York. For more information, visit http://www.efactor.com.

EFactor Group Corp. also has a portfolio of companies to assist Entrepreneurs based on their daily requirements - classified as our four divisions: 1. Social Networking, 2. Education and Mentoring, 3. Business Services and, 4. Funding. For more information about EFactor Group Corp. (OTCQB: EFCT) please visit: http://efactorgroup.com.

Exhibit No. 99.1

The EFactor.com Value – The Entrepreneurs Wingman

EFactor.com is a social network designed to support you as your business grows, along every step of your journey. We'll be there to congratulate you every time you win and will coach and inspire you whenever you feel frustrated by setbacks. You can count on us to connect you with the right people for you and your company and offer you the resources and talent that will help you succeed. We are highly motivated everyday people who genuinely care about our team and customers. We cheer each other on and have each other's back. We get to see our ideas come to life every single day. We're entrepreneurs, contributing our expertise to the community.

See our Company Video here: http://ir.efactorgroup.com/videos/view/4/efactor-video

Cautionary Note on Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical fact and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. These risks include risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in our most recent Form 10-K and any updates thereto in our Forms 10-Q. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Company:
Marion Freijsen – Co-Founder/COO
EFactor Group Corp.
Main: +1 650 380 8280
Email: marion@EFactorgoup.com
EFactor email: http://www.EFactor.com/marion

Investor Relations:
John Mattio – Corporate and Investor Communications
EFactor Group Corp.
Main: +1 203 297 3911
Email: john.mattio@EFactor.com